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                                                                  EXHIBIT (a)(6)

                              INSILCO CORPORATION
                               425 METRO PLACE N.
                                  FIFTH FLOOR
                               DUBLIN, OHIO 43017
                                                                   July 11, 1997

             OFFER TO PURCHASE COMMON STOCK OF INSILCO CORPORATION

Dear Participant in the Insilco Corporation Employee Thrift Plan:

     Insilco Corporation (the "Company") recently announced that it was offering to purchase up to 2,857,142 shares of its Common Stock, $.001 par value per share (together with all other outstanding shares of Common Stock of the Company, the "Shares"), at a price per Share equal to $38.50, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 11, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer").

     As a participant in the Insilco Corporation Employee Thrift Plan (the "401(k) Plan") you may elect to "tender" (offer to sell) some or all of the Shares (excluding fractional Shares) which were allocated to your Insilco Stock Fund in the 401(k) Plan as of July 3, 1997 ("Fund Shares") by following the procedures described in the materials enclosed with this letter. Since your Fund Shares are held in the name of UMB (the "Trustee"), only the Trustee can actually tender those Shares. However, it is your right, under the terms of the 401(k) Plan, to direct the Trustee whether to tender Fund Shares and, if so, how many Fund Shares to tender. Enclosed are the materials relating to the Offer that are being sent to all stockholders of the Company, as well as a Memorandum of Questions and Answers describing the Offer and the procedures for tendering Fund Shares and a Tender Instruction Form. PLEASE NOTE THAT, ALTHOUGH THE DEADLINE FOR THE TRUSTEE TO TENDER YOUR FUND SHARES IS THURSDAY, AUGUST 7, 1997, YOU MUST SEND YOUR TENDER INSTRUCTION FORM TO AMERICAN CENTURY SERVICES, INC., THE ADMINISTRATOR OF THE 401(k) PLAN ("AMERICAN CENTURY") FOR RECEIPT BY 4:00 PM, NEW YORK CITY TIME, TUESDAY, AUGUST 5, 1997. American Century will process the Tender Instruction Forms and forward them to the Trustee. You also may withdraw any tender you have made under the Offer provided you do so prior to August 5, 1997.

     You may tender some or all of your Fund Shares which were allocated to your account as of July 3, 1997 (excluding fractional Shares). The number of Fund Shares you own as of July 3, 1997 can be found on the label at the bottom of the Tender Instruction Form. If more Shares are tendered than the Company has offered to purchase, only a pro rata portion of any Fund Shares tendered on your behalf may be purchased. Proration will not apply to the tender of Fund Shares owned by any stockholder who owns an aggregate of five or fewer shares (counting both Fund Shares and Shares owned outside the 401(k) Plan) if such person tenders all of his or her shares. If you are such a person, you must check the box under the caption "ODD LOTS" in the letter.

     Before making a decision, you should carefully read this letter, including the attached Memorandum of Questions and Answers on 401(k) Plan Rights and Procedures, the Offer to Purchase and other enclosed materials, and the Tender Instruction Form. If you take no action, none of your Fund Shares will be tendered by the Trustee.

     NEITHER THE COMPANY OR ANY OF ITS DIRECTORS, OFFICERS OR EMPLOYEES, NOR THE TRUSTEE, NOR AMERICAN CENTURY INVESTMENTS, MAKES ANY RECOMMENDATION TO ANY 401(k) PLAN PARTICIPANTS AS TO WHETHER TO DIRECT THAT THEIR FUND SHARES BE TENDERED. EACH 401(k) PLAN PARTICIPANT MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO DIRECT THAT FUND SHARES BE TENDERED AND, IF SO, HOW MANY SHARES TO TENDER.
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     If you instruct American Century to direct the Trustee to tender all or some of your Fund Shares, the cash that is paid for such Shares will be reinvested in the American Century-Benham Premium Government Reserve Fund (the "Money Market"), and you may direct that such amount be deposited in any other 401(k) Plan fund upon notification to you that the proceeds have been received. PLEASE NOTE THAT TO THE EXTENT SUCH CASH IS NOT REINVESTED IN THE INSILCO STOCK FUND WITHIN 90 DAYS OF ITS DEPOSIT IN THE MONEY MARKET, YOU MAY NOT QUALIFY FOR CERTAIN FAVORABLE TAX TREATMENT UPON SUBSEQUENT DISTRIBUTIONS TO YOU FROM THE 401(k) PLAN. SEE "CERTAIN TAX INFORMATION" THAT CAN BE FOUND AT THE END OF THE ENCLOSED QUESTIONS AND ANSWERS.

     Any distributions and purchases of Shares that may be requested during the offer period may be delayed until ten business days following the expiration of the Offer.

     If you elect to tender Fund Shares, the enclosed yellow Tender Instruction Form must be received by American Century by 4:00 P.M., New York City time, Tuesday, August 5, 1997. Please use the enclosed reply envelope to return your tender instruction form. If you do not wish to tender your Fund Shares, you need not take any action.

     If you have any questions after reviewing the materials, please call:

     - Corporate Investor Communications, Inc., the Information Agent for the Offer, at (800) 631-0983 for questions on the terms and conditions of the Offer.

                                        Sincerely,

                                        INSILCO CORPORATION

                                 MEMORANDUM OF
                            QUESTIONS AND ANSWERS ON
                    401(K) PLAN TENDER RIGHTS AND PROCEDURES

                          A. DESCRIPTION OF THE OFFER

 1. WHAT IS THE OFFER? On July 11, 1997 the Company offered to purchase up to 2,857,142 shares of common stock of Insilco Corporation (the "Shares") at a price of $38.50 per Share. The Offer will be open from July 11, 1997 until it expires at 12:00 midnight, New York City time, Thursday, August 7, 1997, unless it is extended by the Company. The Company's offer to purchase Shares extends to the Fund Shares currently held by the Insilco Corporation Employee Thrift Plan (the "401(k) Plan"). Participants who hold Fund Shares may provide for the tender of their Fund Shares for purchase pursuant to the Offer by so indicating on the enclosed Tender Instruction Form and returning it to American Century as directed by 4:00 P.M., New York City time, Tuesday, August 5, 1997.

     If the number of Shares tendered exceeds 2,857,142, all Shares tendered (except as described below) will be accepted on a pro rata basis. "Pro rata" simply means that the Company will purchase an equal proportion of the Shares tendered to the Company. For example, if the number of Shares tendered was twice the number of Shares that the Company has offered to purchase, the Company will purchase one-half of the Shares tendered by each tendering stockholder. Proration will not apply to the tender of Fund Shares owned by any stockholder who owns five or fewer Shares (counting both Fund Shares and Shares owned outside the 401(k) Plan) if such person tenders all of his or her Shares. Thus, if you own five or fewer Shares (counting both Fund Shares and Shares owned outside the 401(k) Plan) and you tender all of your Shares, and you check the box labeled "Odd Lots" on the enclosed Tender Instruction Form and, if you own Shares outside of the 401(k) Plan, the Letter of Transmittal or Notice of Guaranteed Delivery, as applicable, the Company will purchase all of your Shares.

     Fund Shares held in your 401(k) Plan Account that are not purchased in the Offer will remain in the Insilco Stock Fund subject to normal 401(k) Plan rules.

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     The Offer is fully described in the Offer to Purchase provided to you.
     PLEASE READ IT CAREFULLY.

 2. WHAT ARE MY RIGHTS UNDER THE OFFER? The records of the 401(k) Plan indicate that Shares are allocated to the Insilco Stock Fund. You may tender some or all of these Shares. Because all of these Shares are held in trust for your benefit, they are registered in the name of the Trustee. So, the Trustee will actually tender Fund Shares in accordance with your instructions to American Century.

     YOU MUST INSTRUCT AMERICAN CENTURY IF AND, IF SO, TO WHAT EXTENT, YOU WANT TO TENDER ANY OF YOUR FUND SHARES. AMERICAN CENTURY WILL HAVE YOUR FUND SHARES TENDERED ONLY IF DIRECTED. IF YOU DO NOT RESPOND, YOUR FUND SHARES WILL REMAIN IN THE INSILCO STOCK FUND ACCOUNT.

 3. IF I DECIDE TO INSTRUCT AMERICAN CENTURY TO HAVE MY FUND SHARES TENDERED, WILL I RECEIVE THE PROCEEDS? No. All proceeds from any Fund Shares that are tendered (although you may subsequently change the form of investment; see below) will be automatically invested by American Century in the American Century-Benham Premium Government Reserve Fund (the "Money Market"). The proceeds will be part of your individual account and may not be distributed except in accordance with the applicable terms of the 401(k) Plan.

 4. WHICH DOCUMENTS DID I RECEIVE IN THE TENDER MATERIALS AND WHAT IS THEIR PURPOSE? You received the following materials in this mailing:

     - Letter from the Company.

     - Press Release announcing the Offer.

     - Offer to Purchase dated July 11, 1997. This document (white, bound document) describes the Offer.

     - Letter of Transmittal. This document (long blue document) is part of the "Offer" and therefore is being provided to you. However, it does not apply to, or provide any instructions for, tendering Fund Shares. Do NOT use it to tender Fund Shares. However, if you hold Shares outside of the 401(k) Plan, please refer to this Letter of Transmittal for instructions on how to tender those Shares.

     - Letter from Insilco Corporation (the white document you are reading) which includes information about the 401(k) Plan and the Offer and Q&As.

     - Tender Instruction Form. (yellow form) YOU MUST COMPLETE, SIGN AND MAIL THIS DOCUMENT TO AMERICAN CENTURY IN THE ENCLOSED ENVELOPE IF YOU WISH THE TRUSTEE TO BE DIRECTED TO TENDER YOUR FUND SHARES. A LABEL WITH YOUR NAME, SOCIAL SECURITY NUMBER AND THE NUMBER OF FUND SHARES YOU OWN AS OF JULY 3, 1997 IS ATTACHED TO THIS DOCUMENT. USE THIS DOCUMENT IF YOU WISH TO DIRECT A TENDER OF YOUR FUND SHARES.

     - Reply Envelope. A pre-addressed envelope for your reply.

     WE URGE YOU TO READ THESE MATERIALS CAREFULLY.

 5. HOW DO I DIRECT AMERICAN CENTURY? The only way that you can tender your Fund Shares is by completing the Tender Instruction Form (yellow) as described, and signing and returning it to American Century, which will process your instructions. The address of American Century is on the return envelope which you may use to return the Tender Instruction form.

     THE TENDER INSTRUCTION FORM MUST BE RECEIVED BY AMERICAN CENTURY BEFORE 4:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 5, 1997. YOU MUST SIGN AND COMPLETE THE FORM FOR YOUR DIRECTION TO BE VALID.

 6.  HOW DO I COMPLETE THE TENDER INSTRUCTION FORM?

     To complete the Tender Instruction Form you will need to do the following:

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     - INSTRUCTIONS. Read carefully and follow exactly the instructions in the
       Letter from Insilco Corporation and the Tender Instruction Form.

     - SHARES. Designate on the Tender Instruction Form the number of Fund Shares (excluding fractional shares) you wish to be tendered.

     - SIGNATURE. You must sign the Tender Instruction Form to complete your instruction. Unless you sign the Tender Instruction Form, your direction cannot be honored and the Tender Instruction Form will be void.

     Please be precise in providing your instruction and please act PROMPTLY.

     IF YOU DO NOT WISH TO TENDER FUND SHARES, YOU DO NOT NEED TO TAKE ANY
     ACTION.

 7. HOW DO I SEND INSTRUCTIONS TO AMERICAN CENTURY? Please return your Tender Instruction Form PROMPTLY, recognizing the slow delivery time inherent in the U.S. mail today. You may mail your Tender Instruction Form to American Century in the preaddressed reply envelope that has been provided for your reply or send it by an alternate faster means (such as overnight courier). You may NOT fax your instructions. PLEASE DO NOT DELIVER YOUR INSTRUCTIONS TO THE COMPANY'S HUMAN RESOURCES DEPARTMENT OR THE COMPANY'S BENEFITS ADMINISTRATOR.

 8. HOW MANY FUND SHARES MAY I TENDER AND HOW DO I LEARN THAT NUMBER? The number of Fund Shares that you held under the 401(k) Plan as of July 3, 1997, is set forth on the label at the bottom of the Tender Instruction Form. You may tender all or any number of such Shares (excluding fractional Shares, if any).

 9. WHAT IF I OWN SHARES IN MY 401(k) PLAN ACCOUNT AND SHARES OUTSIDE OF THE 401(k) PLAN? If you own Fund Shares and also own Shares outside the 401(k) Plan you would need to complete (i) the Tender Instruction Form to tender your Fund Shares and (ii) the Letter of Transmittal to tender Shares held outside of the 401(k) Plan. You should be careful to follow the directions that apply to each kind of Shares.

10. IF I TENDERED FUND SHARES AND THEN CHANGE MY MIND, CAN I WITHDRAW THE FUND SHARES THAT I TENDERED? Yes, but only if you perform the following steps:

     - You must send a signed notice of withdrawal to American Century at P.O. Box 419784, Kansas City, Missouri 64141-6784.

     - The notice of withdrawal must be in writing. You may fax your notice of withdrawal to American Century at fax number (816) 340-4015.

     - The notice of withdrawal must state your name, social security number, the number of Fund Shares that you wish to withdraw from the offer and that you are withdrawing Fund Shares that you instructed American Century to have tendered on your behalf.

     - The notice of withdrawal must be received by American Century before 4:00 p.m., New York City time, on Tuesday, August 5, 1997.

11. CAN I RE-TENDER MY FUND SHARES? Yes, If you wish to re-tender your Fund Shares you must complete another Tender Instruction Form and return it to American Century for receipt by Tuesday, August 5, 1997. You may obtain another Tender Instruction Form by faxing your request to Corporate Investors Communications, Inc., the Information Agent at (800) 631-0983.

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            B. RESULTS OF THE TENDER: SHARES SOLD AND PRICE RECEIVED

12. HOW WILL I KNOW IF MY FUND SHARES HAVE BEEN PURCHASED? After expiration of the Offer, all tender directions will be tabulated, which may take up to two weeks. Soon thereafter you will be sent a statement of the number of your Fund Shares which were accepted.

13. WHAT HAPPENS IF I REQUEST A DISTRIBUTION, WITHDRAWAL OR REALLOCATION FOLLOWING THE ANNOUNCEMENT OF THE TENDER OFFER DURING THE OFFER PERIOD? Distributions, withdrawals or reallocations from the 401(k) Plan may be delayed until after the conclusion of the Offer. Authorized distributions, withdrawals or reallocations received before or during this period will be processed as soon as reasonably feasible.

14. WHEN MAY I REQUEST A CHANGE IN MY INVESTMENT ELECTIONS? You may change your investment election for future contributions or reallocate your existing Account balances on a daily basis under the 401(k) Plan's normal rules.

15. WILL I BE TAXED ON ANY PROCEEDS RECEIVED IN 1997 FROM THE COMPANY STOCK THAT IS TENDERED UNDER THE 401(k) PLAN? No. Because tender proceeds received from Fund Shares will be received by and held in the 401(k) Plan, they will not be subject to current income taxes. However, please see the Section entitled "Certain Tax Information" below as to certain other tax consequences to you of any tender of your Fund Shares.

                    C. REINVESTMENT OF TENDER OFFER PROCEEDS

16. HOW WILL THE 401(k) PLAN INVEST THE PROCEEDS RECEIVED FROM THE FUND SHARES THAT ARE TENDERED? Proceeds received from the Offer will be initially reinvested by American Century in the American Century-Benham Premium Government Reserve Fund (the "Money Market"). Once the money has been deposited to your account you may transfer it to any 401(k) Plan fund. A notification will be mailed to your address of record once the proceeds have been deposited.

                           D. CERTAIN TAX INFORMATION

     Participants in the 401(k) Plan should be aware that the reinvestment of the cash proceeds received in the Offer may, in certain circumstances, result in adverse tax consequences to those participants who, as part of the ultimate distributions of their accounts, would receive Shares.

     Special tax rules apply to certain distributions from the 401(k) Plan that consist, in whole or in part, of Shares. Generally, taxation of net unrealized appreciation ("NUA"), i.e., the amount by which the value of such Shares at the time of distribution exceeds the cost or other basis of such Shares (which will vary depending on whether the distribution qualifies for lump sum treatment), will be deferred until the Shares are sold following distribution. Moreover, if prior to a distribution, Shares are disposed of, as would be the case in the Offer, and the proceeds of such disposition are reinvested within 90 days thereafter in the Insilco Stock Fund, the cost or other basis of such newly acquired Shares for NUA purposes will be the cost or other basis of the tendered Shares.

     Accordingly, if the cash proceeds received upon the tender of Shares is not within 90 days reinvested in the Insilco Stock Fund under the 401(k) Plan, the opportunity to retain for NUA purposes the cost or other basis of the Shares tendered, and the tax-deferral treatment of the NUA calculated in reference to such basis, will be lost.

     The foregoing is only a brief summary of complicated provisions of the Internal Revenue Code. You are strongly urged to consult with your tax advisor as to the issues described above.

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                            TENDER INSTRUCTION FORM
           FOR SHARES IN THE INSILCO CORPORATION EMPLOYEE THRIFT PLAN TO THE TRUSTEE OF THE INSILCO CORPORATION EMPLOYEE THRIFT PLAN:

     I am a participant in the Insilco Corporation Employee Thrift Plan (the "401(k) Plan") who owns shares of Common Stock of Insilco Corporation ("Shares") in the Insilco Stock Fund ("Fund Shares") and I have received a copy of the Offer to Purchase, dated July 11, 1997 (the "Offer to Purchase"), relating to the offer by Insilco Corporation, a Delaware corporation (the "Company"), to purchase up to 2,857,142 Shares (the "Offer") at a price of $38.50 per Share, net to the seller in cash.

     I wish to tender Fund Shares as indicated below:

                              TENDER INSTRUCTIONS

     [ ] By checking this space, I represent that I wish to have the trustee of the 401(k) Plan (the "Trustee") tender ____________ Shares which are held in my Insilco Stock Fund in the 401(k) Plan.

                                    ODD LOTS

     [ ] By checking this space, I represent that I owned beneficially as of the close of business on July 3, 1997, and will continue to own beneficially as of the Expiration Date (as defined in the Offer to Purchase), an aggregate (including Shares held beneficially in the 401(k) Plan or otherwise) of five or fewer Shares, that I am instructing the Trustee to tender all Shares which are held in my Insilco Stock Fund in the 401(k) Plan and that I have tendered all other shares which I beneficially own in the Offer.

     I have read and understand the Offer to Purchase and the Letter from the Company and I agree to be bound by the terms of the Offer. I hereby direct the Trustee to tender these Shares on my behalf and to hold and invest the proceeds from the sale of these Shares in the American Century-Benham Government Reserve Fund. I understand that I may transfer these proceeds to any 401(k) Plan fund once the proceeds have been deposited to my account. I also understand and declare that if the tender of my Fund Shares is accepted, the payment therefor will be full and adequate compensation for these Fund Shares in my judgment, notwithstanding any potential fluctuation in the price of the Shares between the last day I can withdraw my tender and the date the Trustee sells the Shares.


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                DATE                            SIGNATURE OF PARTICIPANT


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     NOTE: THIS TENDER INSTRUCTION FORM MUST BE COMPLETED AND SIGNED IF SHARES
HELD IN THE 401(K) PLAN ARE TO BE TENDERED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO AMERICAN CENTURY AT P.O. BOX 419784, KANSAS CITY, MISSOURI, 64141-6784, USING THE PREADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS. YOUR INSTRUCTION FORM MUST BE RECEIVED BY 4:00 PM, NEW YORK CITY TIME, ON TUESDAY, AUGUST 5, 1997.

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